SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 25, 2002

Date of Report (Date of earliest event reported)

PACIFICNET.COM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-24985	11-2854355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43rd Floor, China Online Center, 333 Lockhart Road, Hong Kong

(Address of Principal Executive Offices)

011-852-2876-2950

(Registrant’s Telephone Number)

Creative Master International, Inc.,

18 Bedford Rd., Casey Ind. Bldg., 8th Floor, Taikoksui, Kowloon, Hong Kong

(Former Name and Address)

Item 1.                    Changes In Control Of Registrant.

On March 25, 2002, the stockholders of PacificNet.com, Inc., a Delaware corporation ("PacificNet" or the “Company”), approved an issuance of 12,000,000 shares of the Company’s common stock and a warrant to purchase up to 3,000,000 additional shares of the Company’s common stock (“Warrant”) in a private placement of the Company’s common stock with Sino Mart Management Ltd., a Hong Kong domiciled private business development company (“Sino Mart”).

In accordance with the terms and provisions of the December 9, 2001 subscription agreement, as amended (“Subscription Agreement”), by and between the Company and Sino Mart, the Company agreed to offer, to sell and to issue to Sino Mart, in a private placement in reliance upon the exemption from registration under Section 4(2) and/or of Rule 506 of Regulation D under the Securities Act of 1933, as amended, 12,000,000 common stock shares in consideration for $3,480,000, payable in cash (or $0.29 per share), representing 56.9% of the number of shares of the Company’s common stock outstanding after the private placement. However, upon the Company’s issuance of the Warrant, Sino Mart may be deemed the beneficial owner of 15,000,000 shares of common stock of the company under the rules of attribution of beneficial ownership provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or of approximately 62% of the number of shares of the Company’s common stock outstanding after the private placement, on a fully-diluted basis, making Sino Mart the largest shareholder of the Company and resulting in a change of control of the registrant.

The Company sought stockholder approval of the Sino Mart stock issuance in compliance with National Association of Securities Dealers, Inc. Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D) (“NASD Rules”). NASD Rules provide that an issuer whose securities are listed on The Nasdaq Stock Market (“Nasdaq”), must seek approval of its stockholders, when, in connection with a transaction not involving a public offering, (1) the issuance or potential issuance of its common stock will result in a change of control of the issuer, or (2) the issuer issues common stock in excess of 20% of its common stock outstanding prior to the issuance, respectively. A failure to obtain stockholder approval may be deemed a violation of the Nasdaq corporate governance listing criteria, which, in turn, may result in de-listing of the issuer’s common stock shares from Nasdaq.

Under the terms of the Subscription Agreement, the Company agreed to prepare and to file a registration statement covering the common stock shares issuable to Sino Mart. The Company also agreed, as a condition to closing of the Subscription Agreement, upon closing, to pass a resolution to approve three (3) directors nominated by Sino Mart. As of the date of this filing, Sino Mart has not nominated any directors to the board of directors of the Company. Sino Mart also reserved a right not to close its investment in the Company in the event that at the time of closing the Company is not in full compliance with The Nasdaq National Market (“National Market”) continued listing criteria or has not filed with the Securities and Exchange Commission (“SEC”) the registration statement. In accordance with the January 29, 2002, Nasdaq Listing Qualifications Panel’s (“Panel”) exception to the continued listing criteria, issued following the December 13, 2001 hearing held before the Panel, the listing of the Company’s securities has been transferred from the National Market to the Nasdaq SmallCap Market (“SmallCap Market”) effective as of January 30, 2002. Sino Mart agreed to revise certain existing terms of and to add certain new terms to the Subscription Agreement in consideration for its waiving the right not to close its investment in the Company. The revised terms, inter alia, required that (1) the Company maintain the listing of its securities on the SmallCap Market, and (2) the entire subscription amount under the Subscription Agreement be due and payable within seven (7) days of the receipt of the stockholder approval, but be fully refunded to Sino Mart in the event that, on or before April 30, 2002, the Company is not in full compliance with (i) the terms and conditions of the Panel’s exception and (ii) with the SmallCap Market listing criteria.

On March 27, 2002, the Sino Mart $3,480,000 private placement transaction closed and the Company confirmed the receipt of the $3,480,000 subscription amount in cash.

The foregoing is a summary description of the terms of the Subscription Agreement and Amendment and by its nature is incomplete. It is qualified in the entirety by the text of the Subscription Agreement and Amendment to the Subscription Agreement, copies of which are attached hereto as Exhibits 99.1 and 99.2.  All readers of this Current Report are encouraged to read the entire text of the Subscription Agreement attached hereto and the Company’s definitive proxy statement filed with the SEC as of February 22, 2002 in connection with the special meeting of the Company’s stockholders.

Item 5.                    Other Events.

The Company’s common stock is listed on the SmallCap Market under the symbol “PACT.” This Current Report on Form 8-K is filed in compliance with the terms and provisions of the Panel’s January 29, 2002 determination to continue the listing of the Company’s common stock on Nasdaq (“Exception”). The Panel granted the Exception following the December 13, 2001 oral hearing, at which hearing the Company presented its plan of compliance with the National Market net tangible assets/stockholders’ equity continued listing criterion, and requested that the Panel grant the Company adequate time to implement the compliance plan. In accordance with the terms of the Exception, the listing of the Company’s securities has been transferred from the National Market to the SmallCap Market effective as of January 30, 2002. Further, under the terms and conditions of the Exception, the Company was required to:

(1) on or before February 4, 2002, file a preliminary proxy statement with the SEC and Nasdaq Listing Qualifications Staff (“Staff”) including a proposal seeking shareholder approval in connection with the Company’s intent to issue its common stock shares under the Subscription Agreement. The Company is also required to provide (i) documentation to the Staff evidencing that it has closed a subscription agreement by and between the Company and a Ho Shu-Jen, an individual “accredited” investor, and (ii) the most recent copy of the Subscription Agreement, and

(2) on or before April 1, 2002, make a public filing with the SEC and the Staff evidencing net tangible assets of at least $5,000,000 and/or shareholders’ equity of at least $5,500,000. The public filing must contain a balance sheet no older than 45 days including pro forma adjustments for any significant events or transactions occurring on or before the filing date.

As of the date of this filing, the Company has filed a preliminary and a definitive proxy statements in connection with the above-referenced transactions and has completed its Nasdaq SmallCap Market Transfer application. Further, on February 4, 2002 the Company submitted copies of the most recent Subscription Agreement and related documents, thus, achieving full compliance with the first prong of the Exception.  Further, on March 25, 2002, the Company received stockholder approval of the Sino Mart stock issuance.

                This Current Report on Form 8-K is being filed to include the pro forma adjustments reflecting the Company’s compliance with the second prong of the Exception. The Company’s unaudited pro forma condensed consolidated balance sheet no older than 45 days including pro forma adjustments for any significant events or transactions occurring is presented below to evidence that the unaudited pro forma condensed consolidated balance sheet as of February 28, 2002 demonstrates net tangible assets of at least $5,000,000 and shareholder’s equity of at least $5,500,000 in compliance with requirement (2) referenced above.

                The unaudited pro forma condensed consolidated balance sheet set forth below does not include all disclosures required by generally accepted accounting principles and was created for the sole purpose of demonstrating the Company’s compliance with the Exception; and consequently, it should not be relied upon by investors for any purposes whatsoever.

                The Company’s definitive proxy statement filed on February 22, 2002 contains a detailed discussion of the above-referenced transactions.

PACIFICNET.COM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2002
(In United States dollars, except share amounts)

	February 28, 2002 (Unaudited)	Notes	ProForma Adjustments	Company ProForma
ASSETS
Current Assets:
Cash	$940	(a)	$3,480	$4,420
Receivables, net	882			882
Prepaid assets, rental deposits and other current assets	357			357
Total Current Assets	2,179		3,480	5,659

Property and Equipment, net	309			309
Capitalized Software Development Costs	208			208
Investments in Affiliated Companies	212			212
Other Assets	47			47
Total Assets	$2,955		$3,480	$6,435

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$583		$—	$583
Accrued Expenses	253		(36)	217
Total Current Liabilities	836		(36)	800

Minority Interest	101			101

		(a)	3,480
Stockholders’ Equity:	2,018	(b)	36	5,534

Total Liabilities, Minority Interest and Stockholders’ Equity	$2,955		$3,480	$6,435

Net Tangible Assets*	$2,018	(c)	$3,516	$5,534

		(a)	12,000,000
Number of Shares Outstanding	9,948,142	(b)	111,000	22,059,142

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

                *As defined by Nasdaq Marketplace Rule 4200(a)(28).

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

BASIS OF PRO FORMA PRESENTATION

Interim Financial Statements.  The unaudited pro forma condensed consolidated balance sheet as of February 28, 2002 is prepared pursuant to the requirements for reporting as outlined on Current Report on Form 8-K and does not include all disclosures required by generally accepted accounting principles.  The interim condensed consolidated balance sheet as of February 28, 2002 and notes thereto should be read in conjunction with the financial statements and notes included in the public filings on Form 10-KSB and on Form 10-QSB of PacificNet.com, Inc. filed with the SEC on March 30, 2001 and November 19, 2001, respectively.  In the opinion of management, the interim condensed consolidated balance sheet as of February 28, 2002 reflects all adjustments of a normal recurring nature necessary for purposes of demonstrating the Company's compliance with the Exception.

PRO FORMA ADJUSTMENTS

    A description of each pro forma adjustment follows:

(a)          Represents closing of $3,480,000 Sino Mart private placement transaction on March 27, 2002 for the issuance of 12,000,000 shares of common stock of the Company and a warrant for the issuance of up to an additional 3,000,000 shares of the Company’s common stock.  Subscription proceeds were received on March 27, 2002.  Upon closing, the transaction resulted in an increase in cash and stockholders’ equity of $3,480,000.

(b)         Represents the issuance of restricted shares of common stock of the Company to satisfy certain accrued expenses as of February 28, 2002.

(c)          Represents the net effect on net tangible assets as of February 28, 2002 of the Company for the pro forma adjustments identified above.

ITEM 7.                                                     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                                  Financial statements of businesses acquired.

                                                Not applicable.

(b)                                 Pro forma financial information.

                                                Not applicable.

(c)                                  Exhibits.

99.1                           Subscription Agreement by and between the Company and Sino Mart Management Ltd., dated as of December 9, 2001

99.2                           Amendment Dated January 31, 2002 to the Agreement by and between the Company and Sino Mart Management Ltd., dated as of December 9, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2002			PACIFICNET.COM, INC.

	By:	/s/	Tony I. Tong
Tony I. Tong
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Subscription Agreement by and between the Company and Sino Mart Management Ltd., dated as of December 9, 2001

99.2	Amendment Dated January 31, 2002 to the Agreement by and between the Company and Sino Mart Management Ltd., dated as of December 9, 2001